                                                                   EXHIBIT 10.29

                                                Frontier Communications

[LOGO OF FRONTIER]

                                                30300 Telegraph Road
                                                Bingham Farms, MI 48025-4510
                                                810-647-6920

April 8, 1996


Mr. Frank Caruso
SCC Telecommunications
108 East Washington
Syracuse, NY 13202

Dear: Mr. Caruso:

Enclosed is your original copy of the Agreement. Should you have questions, please contact me at (810) 258-6260.


Sincerely,


Jacqueline Rutherford
Frontier Communications, Inc.

Enclosure

                               TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----

1.   SERVICES; PURCHASER REPRESENTATIONS....................................   1

2.   TERM OF THE AGREEMENT..................................................   2

3.   BILLING AND PAYMENT....................................................   2

4.   BILLING DISPUTES.......................................................   6

5.   TERMINATION RIGHTS.....................................................   6

6.   LIMITATION OF ACTION...................................................   8

7.   TAXES AND ASSESSMENTS..................................................   9

8.   AMENDMENT..............................................................   9

9.   WARRANTIES AND LIMITATION OF LIABILITY.................................   9

10.  INDEMNIFICATION........................................................   9

11.  REPRESENTATION.........................................................  10

12.  FORCE MAJEURE..........................................................  10

13.  WAIVERS................................................................  10

14.  ASSIGNMENT.............................................................  10

15.  CONFIDENTIALITY........................................................  11

16.  INTEGRATION............................................................  12

17.  CONSTRUCTION...........................................................  13

18.  GOVERNING LAW..........................................................  13

19.  NOTICES................................................................  13

20.  COUNTERPARTS...........................................................  13

21.  COMPLIANCE WITH LAWS...................................................  14

22.  THIRD PARTIES..........................................................  14

23.  SURVIVAL OF PROVISIONS.................................................  14

24.  UNENFORCEABILITY OF PROVISIONS.........................................  14


EXHIBITS
--------

A    GENERAL AND SERVICE DEFINITIONS
B    ANCILLARY FEE SCHEDULE
C    CALL DETAIL RECORDS; ORDER PROCESSING PROCEDURES; LETTER OF
     AGENCY REQUIREMENTS

                          WHOLESALE SERVICE AGREEMENT

This Wholesale Service Agreement ("Agreement") is entered into between the provider of service, Frontier Communications of the West, Inc. on behalf of itself and its affiliates ("Frontier"), a California corporation located at 135 East Ortega Street, Santa Barbara, CA 93101 and Briar Joy Development Corporation, d/b/a SCC Telecommunications ("Purchaser"), a New York corporation with its principal place of business located at 108 East Washington Street, Syracuse, NY 13202 (hereinafter, Frontier and Purchaser may be referred to in the aggregate as "Parties", and each singularly as a "Party".)

                                    PURPOSE

The Parties are telecommunications carriers subject to the Communications Act of 1934, as amended. Purchaser desires to purchase network transport and other telecommunication services from Frontier for Purchaser's resale to business and residential customers on a common carrier basis. The Parties agree as follows:

1.   SERVICES: PURCHASER REPRESENTATIONS:
     -----------------------------------

     (a) Frontier shall, in accordance with the rates, terms and conditions set forth herein, provide services to Purchaser, as those services are defined herein or identified on exhibits, schedules or other attachments appended hereto and made a part of this Agreement from time-to-time in accordance with the terms hereof (collectively, "Services").

     (b) Purchaser agrees to provide Frontier with at least 30 days prior written notice of Service requirements that may exceed anticipated or normal course of Service requirements utilized by Purchaser. Provision of Services is contingent on availability of facilities and resources of Frontier.

     (c) Purchaser shall provide Frontier with a forecast covering a good faith estimate based on historical information (if available) of the monthly traffic volume and geographic distribution for the ordered Services. The estimate will be for the 3 calendar month period following the desired activation date. The forecast is to be in the format supplied or approved by Frontier. Frontier reserves the right to request updated forecasts. Forecasts do not constitute a binding commitment on the part of Purchaser.

     (d) Orders for Services will be transmitted and processed in accordance with the procedures set out in Exhibit C attached hereto and made a part hereof as the same may be modified from time to time by Frontier.

     (e) Any Carrier Identification Code ("CIC") arrangement between the Parties will be set out in writing as an attachment to this Agreement. Purchaser is responsible for obtaining its own CIC.

     (f) Purchaser is solely responsible for all billing, collection and customer service activities for End-Users, except as may otherwise be provided herein. Purchaser acknowledges and affirms that Purchaser's financial obligations to Frontier regarding Services provided must be satisfied in full, as hereinafter provided, whether or not Purchaser has billed or collected from End-Users.

     (g) Purchaser represents and warrants that prior to obtaining the Services in any jurisdiction it will be qualified to do business in such jurisdiction and will maintain good standing in such jurisdiction during the term of this Agreement. Purchaser further represents and warrants that prior to obtaining the Services in any jurisdiction it will be certified by the proper regulatory agencies to provide the Services purchased hereunder to End-Users in such jurisdiction.

     (h) Purchaser represents and warrants that the End-Users will be residential and business users of the Services and will not be other telecommunications carriers, resellers or aggregators.

2.   TERM OF THE AGREEMENT:
     ---------------------

     (a) INITIAL TERM: This Agreement is effective and the Parties' obligations commence upon the date of execution by Frontier ("Effective Date") and continues in effect for a period of 3 years ("Initial Term") from either the day Service is first utilized by Purchaser on Frontier's network (as determined by Frontier's records), or the 90th day after the Effective Date, whichever date occurs first.

     (b) AUTOMATIC RENEWAL: This Agreement renews automatically for a 1 year period at the expiration of the Initial Term, unless canceled in accordance with the terms hereof ("Subsequent Term"). Each Subsequent Term renews automatically for a 1 year period upon its expiration, unless canceled in accordance with the terms hereof.

     (c) CANCELLATION: If either Party desires to terminate this Agreement upon expiration of any term, such Party shall give the other Party written notice of its intent to cancel at least 90 days prior to expiration of the then current term.

3.   BILLING AND PAYMENT:  Purchaser shall pay Frontier for the Services at the
     -------------------
     rates and charges set out in the attached Services Schedules and such other exhibits, schedules or attachments as may be attached hereto and made a part hereof from time to time. If Purchaser is required to pay a set-up fee or make an initial pre-payment or other assurance of payment, then Frontier is not obligated to begin processing Purchaser's account, accepting orders or providing Service until the set-up fee, pre-payment or other assurance of payment is received.

     (a) The initial assurance of payment shall be a letter of credit for $75,000 from a financial institution acceptable to Frontier in the format attached hereto.

     (b) Frontier invoices Purchaser via facsimile on or about the fifth Business Day after the close of each Billing Cycle for the Services and for any other sums due Frontier ("Invoice"). Each Invoice details:
          (i) the amount due Frontier, or the credit due Purchaser, after a reconciliation between the actual charges for the Services for the prior Billing Cycle and any pre-payment for the prior Billing Cycle, and (ii) any other sums due Frontier. In addition to the amounts under
          (i) and (ii) above, the Invoice will provide for a pre-payment equal to 150% of the actual charges for the Services for the prior Billing Cycle (exclusive of any non-recurring charges). If Purchaser has submitted a letter of credit that has an expiration date greater than 45 days after the Invoice date, or a cash deposit or other assurance of payment, the pre-payment will be Reduced by the amount of the security (but to not less than zero).

     (c) Each Invoice shall be paid by Purchaser via wire transfer of immediately available U.S. funds to an account designated by Frontier so that the payment is received by Frontier no later than 21 calendar days from the date of the Invoice (the "Due Date"). Frontier agrees that (i) the Invoice date will be the same day the Invoice is faxed to Purchaser, and (ii) the Invoice will be faxed on a Business Day. Any Invoice net paid by the Due Date shall bear late payment fees at the rate of 1-1/2% per month (or such lower amount as maybe required by law) until paid.

     (d)  The Purchaser facsimile number and contact for purposes of this
          Section 3. is 315-425-1149, Attention: Patrick McKenna. Purchaser may change the facsimile number and contact upon written notice to Frontier.

     (e) If Purchaser is delinquent in payment of an Invoice or Frontier does not have security from Purchaser equal to Purchaser's prior month usage charges, Frontier may demand and receive additional security of its choice from Purchaser.

     (f) FRAUDULENT USAGE: Frontier is not responsible for, and Purchaser shall defend and indemnify Frontier against, any fraudulent use of Service. Any claims of fraud shall not constitute valid justification for dispute of an Invoice. Purchaser is solely responsible for all Services usage, allegedly fraudulent or otherwise, and for all additional charges as may be associated with such usage. If Frontier determines that fraud is or may be occurring, Frontier has the right, but not the obligation, to block Service associated with the suspected fraud. If Frontier elects to block Service it will use reasonable efforts to promptly notify Purchaser of the blockage via facsimile, but in no event later than 24 hours after the blockage. Frontier will remove a blockage or replace a Code within 24 hours of receipt of Purchaser's written request.

                                                                        ORIGINAL

frontier


                  AMENDMENT #3 TO WHOLESALE SERVICE AGREEMENT

                            SCC Telecommunications

                                January 21,1997

This is Amendment #3 to the Wholesale Service Agreement between Frontier Communications of the West, Inc. ("Frontier") and SCC Telecommunications ("Purchaser"), dated April 8, 1996, as amended (the "Agreement").

1. Purchaser's 800 PIN Service as defined in Amendment # 1 shall be amended to extend Purchaser's monthly minimum usage charge to commence with the tenth Billing Cycle following the assignment of the first 800 PIN Number to Purchaser.

2. Purchaser's Amendment # 2, Item #6 B shall be amended to read: "Credit Month" means the 12th full month following the effective date of January 1, 1997.

3. The balance of the Agreement and any amendments or addenda thereto not modified by this Amendment #I shall remain in full force and effect. Except as otherwise stated, capitalized terms used herein have the some meaning as set forth in the Agreement.

4.   This Amendment is effective as of the date signed by Frontier below.

FRONTIER COMMUNICATIONS OF THE WEST, INC.  SCC TELECOMMUNICATIONS


By:____________________________________    By:/s/ Frank Caruso
                                              -------------------------
   Brian V. Fitzpatrick, Vice President       Frank Caruso, President
          Frontier Carrier Services

Dated: ______________________              Date: 1/21/97
                                                -----------------------



                                 CONFIDENTIAL

(g) Purchaser agrees to pay to Frontier any and all local exchange carrier-assessed and governmentally imposed charges levied upon Frontier as a result of Services provided to Purchaser, including but not limited to:

          (i) primary Interexchange carrier ("PIC") change charges. Because of the cost to Frontier associated with administering PIC retractions, Frontier may at any time assess the administrative fee(s) set out in Exhibit B for PIC change reversals;

          (ii)  assessments by the National Exchange Carrier's Association, Inc.
                (NECA) including but not limited to, the Universal Service Fund/Lifeline Assistance (USF/LA), the Telecommunications Relay Service (TRS) Fund, and other assessments as may be assessed by NECA in the future relative to the Services;

          (iii) assessments by federal, state and local governmental entities, including but not limited to, the Federal Communications Commission (FCC), state, city and county Departments of Revenue;

          (iv) National Administrative Services Center assessments (including any monthly recurring charges) for "800"/ "888" service installation;

          (v) charges set out in the Schedule of Ancillary Fees attached hereto as Exhibit B and made a part hereof.

     (h) Commencing with Purchaser's fifth Invoice, Purchaser is liable for a monthly minimum usage charge for the Services of $25,000 (the "Minimum Charge"). If Purchaser's net charges (after any discounts or credits) for the Services are less than the Minimum Charge in any month, Purchaser shall pay the shortfall (the "Monthly Surcharge"). If this Agreement is terminated prior to the time the Minimum Charge becomes effective (other than termination by Purchaser for an uncured breach by Frontier), Purchaser shall pay an amount equal to the difference between: (i) the actual charges to Purchaser for usage of the Services for the period up to the date of termination, and (ii) the amount of charges for such usage calculated at the applicable Frontier rates in effect at the time the Services were provided (the "Discount Make-up Charge").

     (i) Frontier may revise the rates and monthly recurring and other charges in this Agreement (and any exhibit, attachment or schedule) at any time upon written notice to Purchaser. If the effective rates for the Services (other than the rates for the International Services) are increased pursuant to this paragraph, then Purchaser may upon 90 days written notice cancel the Service subject to the rate increase. In order to be effective, Purchaser's notice of cancellation must be received by Frontier within 30 days after Purchaser's receipt of Frontier's notice of the rate increase. Cancellation of a Service under this paragraph includes cancellation of any monthly minimum usage charge associated with the canceled Service that accrues after the date of cancellation as well as a pro-rata reduction in the Minimum Charge to adjust for the Service being canceled. If the cancellation notice is not received by Frontier within the 30 day period, Purchaser will have irrevocably waived its right to cancel the affected Service for that particular rate increase. If Purchaser does not timely provide notice of cancellation, or if any Purchaser traffic for a canceled Service remains on Frontier's network after the effective date of cancellation, Purchaser shall pay the increased rates for the affected Service and such traffic.

     (j) Purchaser agrees that any make up to minimum charges, shortfall charges and surcharges for which it is liable under this Agreement are based on agreed upon minimum commitments on its part and corresponding rate concessions on Frontier's part, and are not penalties or consequential damages. Frontier may charge Purchaser, and Purchaser agrees to pay, reasonable attorneys' fees and all costs incurred by Frontier in the collection of any unpaid amounts due from Purchaser, whether or not suit is instituted.

4.   BILLING DISPUTES:  The Parties agree that time is of essence for payment of
     ----------------
     all Invoices. Purchaser has the affirmative obligation of providing written notice and supporting documentation for any good-faith dispute with an Invoice ("Dispute") within 30 Business Days after Purchaser's receipt. If Purchaser does not report a Dispute within the 30 Business Day period, Purchaser shall have irrevocably waived its dispute rights for that Invoice. Purchaser shall pay disputed amounts, subject to resolution of the Dispute. Frontier will use reasonable efforts to resolve timely Disputes within 30 Business Days after its receipt of the Dispute notice. If a Dispute is not resolved within the 30 Business Day period, then at Purchaser's request the Dispute will be referred to an executive officer of Frontier. If the Dispute is not resolved within 10 Business Days after the referral, then Purchaser may commence suit against Frontier in accordance with Section 18, provided that the prevailing Party in such suit shall be entitled to payment of its reasonable attorney fees and costs by the other Party. The Parties agree to exercise all reasonable efforts to resolve Disputes within the time frames established herein.

 5.  TERMINATION RIGHTS:
     ------------------

     (a) REGULATORY CHANGES: If the FCC, a state PUT or a court of competent jurisdiction issues a rule, regulation, law or order which has the effect of canceling, changing, or superseding any material term or provision of this Agreement (collectively, "Regulatory Requirement"), then this Agreement shall be deemed modified in such a way as the Parties mutually agree is consistent with the form, intent and purpose of this Agreement and is necessary to comply with such Regulatory Requirement. Should the Parties not be able to agree on modifications necessary to comply with a Regulatory Requirement that materially affects the rights of either Party within 30 days after the Regulatory Requirement is effective, then upon written notice either Parry may, to the extent practicable, terminate that portion of this Agreement impacted by the Regulatory Requirement.

     (b) Without affecting any amounts due it, Frontier may terminate this Agreement upon (i) Purchaser's insolvency, dissolution or cessation of business operations, or (ii) Purchaser's failure to pay any delinquent Invoice, or to maintain any other assurance of payment provided to Frontier by Purchaser, within 2 Business Days following Purchaser's receipt of written notice from Frontier.

     (c) In the event of a breach of any material term or condition of this Agreement by a Party (other than a payment breach covered under (b) above), the other Party may terminate this Agreement upon 30 days written notice, unless the breaching Party cures the breach during the 30 day period. A breach that cannot be reasonably cured within a 30 day period may be addressed by a written waiver of this section signed by the Parties.

     (d) Upon any uncured breach by Purchaser, Frontier may at its sole option do any or all of the following:

          (i) cease accepting or processing orders for Service and suspend Service;

          (ii) cease all electronically and manually generated information and reports;

          (iii) draw on any letter of credit, security deposit or other assurance of payment provided by Purchaser;

          (iv) enforce any security interest granted by Purchaser to Frontier hereunder;

          (v) terminate this Agreement and the Services without liability to Frontier;

          (vi) contact the End-Users directly to inform them that their telecommunications service will no longer be provided through the Purchaser, but may be continued through Frontier directly;

          (vi) bill and collect from the End-Users directly (or through its billing agents) for services;

          (vi)  treat the End-Users as Frontier customers for all purposes;

          (ix) collect from Purchaser for future Services that would have been provided, but for Purchaser's breach, including but not limited to monthly minimums; and

          (x) pursue such other legal or equitable remedy or relief as may be appropriate.

     Termination of this Agreement or the conversion of the End-Users to direct Frontier customers as contemplated above does not relieve Purchaser of any obligations for payment of funds otherwise due Frontier.

     (e) Exercise by Frontier of its remedies under items (v) through (viii) above is referred to as the "End-User Purchase" and is limited to Presubscribed End-Users. As consideration for the End-User Purchase, Frontier agrees to pay Purchaser the amount of the net charges (tariffed charges, less governmental assessments and discounts) billed by Frontier directly to acquired End-Users for actual usage of Frontier services in the first full billing cycle in which Frontier invoices such End-Users (the "Transfer Price").

     (f) The Transfer Price may be setoff by Frontier against any outstanding amounts due Frontier from Purchaser. Frontier shall pay any balance of the Transfer Price remaining after setoff to Purchaser within 30 days after the close of the aforesaid Frontier billing cycle. If the total of outstanding amounts due Frontier exceeds the Transfer Price, Purchaser continues to be liable to Frontier for the excess. As a condition for Purchaser's receipt or credit of the Transfer Price, Purchaser agrees to fully cooperate with Frontier in implementation of the transfer of the End-Users to direct Frontier customers. Such cooperation includes without limitation:

          (i) joint correspondence to the End-Users explaining the mechanics and impact of the transfer;

          (ii) Purchaser promptly providing Frontier with all End-User information in its possession reasonably required by Frontier to administer End-User accounts; and

          (iii) Purchaser promptly providing Frontier with all LOAs for such End-Users and a written assignment of all Purchaser's rights to such LOAs.

     (g) Upon termination of this Agreement and in addition to its right to convert End-Users to Frontier customers, Frontier may continue providing services to Presubscribed End-Users in accordance with the rates and terms Frontier and an End-User may agree upon and to treat such continuing End-Users as Frontier customers for all purposes.

6.   LIMITATION OF ACTION:
     --------------------

          Purchaser shall not seek legal or equitable remedies, including without limitation, injunctive relief, that would require Frontier to continue providing Service to Purchaser or to End-Users through Purchaser while any delinquent amounts due Frontier remain unpaid.

7.   TAXES AND ASSESSMENTS:
     ---------------------

          Purchaser is responsible for the collection and remittance of all governmental assessments, surcharges and fees pertaining to the Services (other than taxes on Frontier's net income) (collectively, "Taxes"). Purchaser shall provide Frontier with valid and properly executed certificate(s) of exemption for the Taxes, as applicable.

8.   AMENDMENT:
     ---------

          Except as may be otherwise provided herein, this Agreement may not be amended or modified, in whole or in part, except by the Parties in writing.

9.   WARRANTIES AND LIMITATION OF LIABILITY:
     --------------------------------------

     (a) Service will be provided by Frontier to Purchaser according to the technical standards established for the telecommunication industry, and within industry standards for order entry, maintenance and administration. FRONTIER MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO TRANSMISSION OR SERVICE PROVIDED HEREUNDER, AND EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR FUNCTION.

     (b) As a material inducement for Frontier to provide Service and the rates and charges stated herein, Purchaser agrees that Frontier shall in no event be liable for:

          (i) any loss, expense or damage associated with Purchaser's or a third party's loss of revenue, profits, savings, business or goodwill; and

          (ii) indirect, exemplary, proximate, consequential or incidental damages and expenses of any nature relating to this Agreement or the Services.

     (c) It is the express intent of the Parties that Purchaser be solely responsible for all claims of End-Users relating to the Services. Consequently, Purchaser agrees that it is solely responsible for any credits or adjustments that may be issued or required to be issued to End-Users and that it is not entitled to any credits or adjustments to its Frontier account.

     (d) Purchaser's sole and exclusive remedy in the case of a breach of the Agreement by Frontier shall be a refund of the purchase price paid for those Services not provided in accordance with the terms of this Agreement as a result of Frontier's breach.

10.  INDEMNIFICATION:
     ---------------

     Purchaser shall defend and indemnify Frontier and its directors, officers, employees, representatives and agents from any and all claims (including any claims of End-Users and regulatory agencies), Taxes, penalties, interest, expenses, damages, lawsuits or other liabilities (including without limitation, reasonable attorney fees and court costs) relating to or arising out of (i) the operation of Purchaser's business; and (ii) Purchaser's breach of this Agreement. Purchaser shall not be liable to any indemnified party for such party's indirect, exemplary, consequential or incidental damages or expenses of any nature relating to this Agreement.

11.  REPRESENTATION:
     --------------

     The Parties acknowledge and agree that the relationship between them is solely that of independent contractors, and nothing in this Agreement is to be construed to constitute the Parties as employer/employee, partners, franchise/franchisee, or otherwise as participants in a joint or common undertaking. Neither Party, nor their respective employees, agents or representatives, has any right, power or authority to act or create any obligation, express or implied, on behalf of the other Party.

12.  FORCE MAJEURE:
     -------------

     Other than with respect to failure to make payments due hereunder, neither Party shall be liable under this Agreement for delays, failures to perform, damages, losses or destruction, or malfunction of any equipment, or any consequence thereof, caused or occasioned by, or due to fire, earthquake, flood, water, the elements, labor disputes or shortages, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment or supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond their reasonable control.

13.  WAIVERS:
     -------

     Failure of either Party to enforce or insist upon compliance with the provisions of this Agreement, or waive compliance with any provisions of this Agreement in any instance, shall not be construed as a general waiver or relinquishment of any provision or right of this Agreement.

14.  ASSIGNMENT:
     ----------

(a) Neither Party may assign or transfer its rights or obligations under this Agreement without the other Party's written consent, which consent may not be unreasonably withheld, except that Frontier may assign this Agreement to its parent, successor in interest, or an affiliate or subsidiary without Purchaser's consent. Any assignment or transfer without the required consent is void.

     (b) Purchaser may not assign, sell, convey or otherwise transfer all or a portion of its Presubscribed End-User base (collectively "Transfer") without the prior written consent of Frontier, which consent Frontier may not unreasonably withhold. Purchaser must provide Frontier with at least 15 days prior written notice of Purchaser's intent to initiate a Transfer. Within 15 days from the date of receipt of Frontier of Purchaser's notice of intent, Frontier will in writing inform Purchaser of any conditions required by Frontier for its consent to the Transfer. If Frontier fails to respond and provide the required conditions within the 15 day period, Frontier is deemed to have consented to the Transfer. Purchaser understands and agrees that:

          (i) its breach of this Section 14(b) is an incurable breach, unless Frontier elects in writing to allow Purchaser to cure; and

          (ii) upon the occurrence of such breach Frontier may immediately proceed with its remedies under Section 5.

15.  CONFIDENTIALITY:
     ---------------

     (a) Each Party agrees that all information furnished to and identified by the other Party as being confidential or proprietary information or trade secrets (collectively referred to as "Proprietary Information"), is and continuously remains, the sole and exclusive property of the Party furnishing the same (the Party furnishing the Proprietary Information hereinafter referred to as the "Disclosing Party" and the other Party hereinafter referred to as the "Receiving Party"). Each Party shall treat the Proprietary Information and the contents of this Agreement in a confidential manner and, except to the extent necessary in connection with the performance of its obligations under this Agreement, neither Party may directly or indirectly disclose the same to any third parry without the written consent of the Disclosing Party.

          (i) The Proprietary Information is to be used by the Receiving Party only for the purposes contemplated in this Agreement and the Receiving Party may not disclose the same to anyone other than its employees on a need to know basis and who agree to be bound by the terms of this Section. The Proprietary Information may not be retained by the Receiving Party and all originals and any copies or summaries shall be returned to the Disclosing Party upon request.

     (b) The confidentiality of obligations of the Section do not apply to any portion of the Proprietary Information which:

          (i) is or becomes public knowledge through no fault of the Receiving Party;

          (ii) is in the lawful possession of Receiving Party prior to disclosure to it by the Disclosing Party (as confirmed by the Receiving Party's records);

          (iii) is disclosed to the Receiving Party without restriction on disclosure by a person who has the lawful right to disclose the information; or

          (iv) is disclosed pursuant to the lawful requirements or formal request of a governmental agency. If the Receiving Party is requested or legally compelled by a governmental agency to disclose any of the Proprietary Information of the Disclosing Party, the Receiving Party agrees on behalf of itself and its representatives that it will provide the Disclosing Party with prompt written notice of such requests so that the Disclosing Party has the opportunity to pursue its legal and equitable remedies regarding potential disclosure.

     (c) Each Party acknowledges that its breach or threatened breach of this Section may cause the Disclosing Party irreparable harm which would not be adequately compensated by monetary damages. Accordingly, in the event of any such breach or threatened breach, the Receiving Party agrees that equitable relief, including temporary restraining, orders or preliminary or permanent injunctions, is an available remedy in addition to any legal remedies to which the Disclosing Party may be entitled.

     (d) Neither Party may use the name, logo, trade name, service marks, trade marks, or printed materials of the other Party, in any promotional or advertising material, statement, document, press release or broadcast without the prior written consent of the other Party, which consent may be granted or withheld at the other Party's sole discretion.

     (e) The Parties acknowledge the existence of a highly competitive telecommunications marketplace and understand and agree that either Party may offer to provide services to customers of the other Party (including, End-Users) in accordance with such rates and terms as a Party and a customer may agree upon, provided however, a Party may not use Proprietary Information of the other Party in soliciting customers for services. Provided further, neither Party may, in any marketing activities to existing customers of the other Party, use the fact that Frontier is the Purchaser's underlying carrier as an inducement for such customers to switch their services.

     (f) Notwithstanding the restrictions set forth in this Section, Frontier may use End-User Information in furtherance of its rights under
          Section 5.

16.  INTEGRATION:
     ------------

     This Agreement and all Exhibits, Schedules and other attachments hereto, represent the entire agreement between the Parties with respect to the subject matter hereof and supersede and merge all prior agreements, promises, understandings, statements, representations, warranties, indemnities and inducements to the making of this Agreement relied upon by either Party, whether written or oral.

17.  CONSTRUCTION:
     -------------

     The language used in this Agreement is deemed the language chosen by the Parties to express their mutual intent. No rule of strict construction shall be applied against either Party.

18.  GOVERNING LAW:
     --------------

     This Agreement shall, in all respects, be governed by and enforced in accordance with the laws of the State of New York, excluding its choice of law provisions. For valuable consideration, both Parties acknowledge and agree that any action to enforce or interpret the terms of this Agreement shall be instituted and maintained only in the Federal Court for the Western District of New York, or if jurisdiction is not available in the Federal Court, then a state court located in Rochester, New York. Purchaser hereby consents to the jurisdiction and venue of such courts and waives any right to object to such jurisdiction and venue.

19.  NOTICES:
     --------

     All notices, including but not limited to, demands, requests and other communications required or permitted hereunder (not including Invoices) shall be in writing and shall be deemed to be delivered when actually received, whether upon personal delivery or if sent by common carrier. All notices given by mail or other means of delivery shall be sent by first class mail, duly addressed and with proper postage, to the following address, or such other address as each of the Parties hereto may notify the other:

     Frontier Communications                  Purchaser
     ATTN: VP Carrier Sales                   SCC Telecommunications
                                              ------------------------
     30300 Telegraph Road                     108 E. Washington St.
                                              ------------------------
     Bingham Farms, MI 48025-4510             Syracuse, NY 13202
                                              ------------------------
     Facsimile #810-258-6278                  Facsimile# 315 425-1149

20.  COUNTERPARTS:
     -------------

     This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

21.  COMPLIANCE WITH LAWS:
     ---------------------

     During the term of this Agreement, the Parties shall comply with all local, state and federal laws and regulations applicable to this Agreement and to their respective businesses. Further, Purchaser shall obtain, file and maintain any tariffs, permits, certifications, authorizations, licenses or similar documentation as may be required by the FCC, a state Public Utility or Service Commission, or any other governmental body or agency having jurisdiction over its business. Upon request, Purchaser will supply Frontier with copies of such tariffs, permits, certifications, authorizations, licenses and similar documentation.

22.  THIRD PARTIES:
     -------------

     The provisions of this Agreement and the rights and obligations created hereunder are intended for the sole benefit of Frontier and Purchaser, and do not create any right, claim or benefit on the part of any person not a Party to this Agreement, including End-Users.

23.  SURVIVAL OF PROVISIONS:
     -----------------------

     Any obligations of the Parties relating to monies owed, as well as those provisions relating to confidentiality, assurances of payment, limitations on liability and actions and indemnification, survive termination of this Agreement.

24.  UNENFORCEABILITY OF PROVISIONS:
     ------------------------------

     The illegality or unenforceability of any provision of this Agreement does not affect the legality or enforceability of any other provision or portion. If any provision or portion of this Agreement is deemed illegal or unenforceable for any reason, there shall be deemed to be made such minimum change in such provision or portion as is necessary to make it valid and enforceable as so modified.

                                   EXHIBIT A

                              GENERAL DEFINITIONS
    (not otherwise defined in the body of the Agreement or its attachments)

1. Frontier 800 Numbers are 800/888 telephone numbers ordered onto the Frontier network by Purchaser and for which Frontier has either (i) been appointed the RespOrg, or (ii) reserved and issued the 800 telephone number to Purchaser. Frontier shall be deemed to be the RespOrg for all 800/888 telephone numbers reserved and issued by it under (ii) above.

2.   ANI is a telephone number.

3.   ANI Information is the adds, moves and terminations of End-user ANIs.

4. Billing Cycle is the Frontier billing cycle to which Purchaser's account hereunder is assigned by Frontier (a full billing cycle equals approximately 30 days of Services usage).

5. Business Day is Monday through Friday, 8:30 am to 5:30 pm Detroit, MI local time, excluding nationally recognized holidays. Unless otherwise stated, "days" refers to calendar days.

6. Presubscribed means that (i) an End-User has had its ANIs placed on Frontier's CIC, or (ii) an End-User's ANIs have been placed on Purchaser's CIC and such CIC has been directed or translated to the Frontier network. For example, if Purchaser has ordered an End-User onto Frontier's network directly, or if an End-User has selected Purchaser as its primary carrier and Purchaser has directed its CIC to Frontier, such End-Users are deemed to be Presubscribed to Frontier.

7. Carrier 800 Numbers are 800/888 telephone numbers ordered onto the Frontier network by Purchaser for which a party other than Frontier or Purchaser has been appointed the RespOrg.

8. Code is a calling card authorization number used to access the Calling Card Services.

9.   CDR means call detail records and CDR Tape is a magnetic tape containing
     CDR.

10. Purchaser 800 Numbers are 800/888 telephone numbers ordered onto the Frontier network by Purchaser for which Purchaser has been appointed the RespOrg.

11. Effective Date is the date this Agreement is signed by a Frontier officer as set forth on the signature page.

12. End-Users are customers of Purchaser for which Purchaser has submitted an order that has been accepted by Frontier during the term of this Agreement. To the extent that Purchaser subscribes to the Services for its own use, Purchaser is deemed to be an End-User.

13. 800 Numbers collectively refers to the Frontier 800 Numbers, Carrier 800 Numbers, Purchaser 800 Numbers and PIN 800 Numbers.

14. Guidelines refer to the telecommunications industry's general rules with respect to 800/888 number portability, including but not limited to, (i) the Federal Communications Commission's ("FCC") 800/888 (and other toll-free) number portability policies and rules, (ii) the SMS 800 requirements set forth in the Bell Operating Companies' Tariff FCC No. 1, and (iii) the CLC 800 DataBase Ad-Hoc Committee's Guidelines for 800 DataBase, as all of the foregoing may be replaced or modified from time to time.

15. PIN 800 Numbers are Frontier 800 Numbers assigned to Purchaser for use with the 800 PIN Service.

16. RespOrg is a responsible organization as defined in the Guidelines. A RespOrg is the entity that is responsible for managing and administering the account records in the 800 Service Management System DataBase.

                              SERVICE DEFINITIONS

1. Ancillary Services consist of calling card operator assisted calls and calling card traffic generated via Codes which access the following Frontier special features: teleconferencing, voice mail, Frontier Call Delivery, Frontier InfoReach, SpeedLink(R), Option USA(R) and such other special features as Frontier may from time to time add to its calling card platform and make available to Purchaser. The Ancillary Services are only available in conjunction with the Calling Card Services.

2.   Calling Card Services consist of calling card traffic generated via Codes.

3. 800 PIN Service consists of inbound Switched Services combined with a PIN 800 Number accessed via four digit personal identification numbers ("PIN Numbers") used by End-Users ("0000", "466", "9675" and "9999" are not available as PIN Numbers). The use of the PIN Numbers with a PIN 800 Number permits multiple End-Users to utilize the same 800/888 telephone number on an individual basis. 800 Directory Assistance is not available with the 800 PIN Service.

4. Dedicated Services consist of: (i) switched outbound long distance traffic delivered to a Frontier Point of Presence ("POP") via dedicated facilities and terminated over the Frontier network, and (ii) switched inbound 800/888 traffic generated via 800 Numbers which traffic originates on the Frontier network and is terminated by Frontier onto Purchaser's or an End User's dedicated facilities.

5. Directory Assistance Transport consists of Frontier terminating calls made by End-Users to directory providers for assistance in locating a non-800 Number. "800 Directory Assistance" consists of calls made to directory providers for assistance in locating a Frontier 800 Number.

6. Inbound Services collectively refers to inbound traffic under the Dedicated Services, Switched Services and 800 PIN Service.

7. International Services consist of international traffic generated via the Dedicated Services, Switched Services and Calling Card Services.

8. Switched Services consist of switched inbound and outbound long distance traffic generated by End-Users that originates and terminates on the Frontier network.

                                   EXHIBIT B

                          SCHEDULE OF ANCILLARY FEES

Electronic Exchange
(Account Management and CDR Transfer System)
     Setup
     Refund at Monthly billed usage of                                $   25,000
     Monthly service charge                                           $      250

Call Detail Record Stand Alone (no EE)
     Monthly per billing cycle, first tape                            $      115
     Additional tapes                                                 $       15
     Programming charges to change CDR format, per hour               $      120

Branded 700 Test Number
     Setup                                                            $      350
     Monthly service charge                                           $        0
Rejected Order resolution with LECs                                   $        0


Negotiation of Disputed PIC charges                                   $        0

Accounting Codes
     Non-validated, per account with codes                            $        0
     Validated, per account with codes.                               $        5

NECA and Lifeline charges: Pass through of NECA
charges per ANI PICed to Frontier CIC (current charge)                $   0.5110

800 SMS database administration (pass through)                        $     0.70
Per active 800 number with Frontier as RespOrg

800 RespOrg (Frontier assessed service charges)                       $        0

800 Directory Assistance listing, MRC per number                      $       15
     Install charge, per number                                       $       15

800 P.I.N.

     Set up charge, per PIN program                                   $    1,000
     Set up charge to be refunded with monthly PIN usage              $    2,500

Dedicated Services
     "B" city Monthly Recurring Charges, per DS-1                     $       95
     Channel Bank/CSU/Cards:
                              Non-Recurring Charge                    $      495
                              Monthly Recurring Charge                $      340
          Stand Alone SCU:
                              Non Recurring Charge                    $      100
                              Monthly Recurring Charge                $      240

Dedicated 800 Applications Charges
     ANI/DNS Deliver
          Monthly Recurring Charge:                                   $       75
          Non Recurring Charge:                                       $      450

     Stand Alone DNIS
          Monthly Recurring Charge:                                   $       50
          Non Recurring Charge:                                       $      200

                                   EXHIBIT C

                              CALL DETAIL RECORDS
                          ORDER PROCESSING PROCEDURES
                         LETTER OF AGENCY REQUIREMENTS

I.   Call Detail Records.

     1. Purchaser has the option of receiving call detail records for usage of the Services ("CDR") on (i) a monthly basis, (ii) a daily pre-bill run basis, or
(iii) no CDR at all. Purchaser may also elect both options (i) and (ii), as further detailed below. Regardless of the option selected, Purchaser shall upon its execution of this Agreement, pay Frontier the non-refundable account set up fee set out in Exhibit B. Provided Purchaser is not in default under this Agreement, the account set up fee will be credited to the Invoice following the Billing Cycle in which Purchaser's Minimum Charge first becomes effective and is met or paid.

     2. If Purchaser elects option 1. (i), then on or about the fifth Business Day following the end of a Billing Cycle, Frontier will deposit with an overnight delivery service for delivery to Purchaser a CDR Tape in the format established by Frontier. CDR Tapes rate the Services at the standard Frontier rates in effect at the time the Services were provided and must be re-rated by Purchaser at its tariffed rates. Purchaser shall pay the monthly recurring charge set out in Exhibit B. Software modifications to the CDR Tape format requested by Purchaser are subject to Frontier approval and will be invoiced to Purchaser at the charges set out in Exhibit B.

     3. If Purchaser elects option 1. (ii), then Frontier will provide CDR on a pre-bill basis once a day, Monday through Saturday, excluding nationally recognized holidays, for the prior period's traffic. For each pre-bill computer run performed by Frontier (during Frontier established time periods), Frontier will deliver CDR by electronic data exchange ("Electronic Exchange") to either
(i) Purchaser's designated mainframe computer via the IBM Information Network ("IIN") via Network Data Mover ("NDM"), or (ii) dedicated personal computer via Procomm+ software. Purchaser is liable for all transmission charges together with the cost of hardware and software necessary at its location for use of IIN, NDM or Procomm +, which hardware and software must comply with the formats and technical specifications that Frontier from time to time may promulgate. Frontier will archive CDR for 8 Business Days and re-deliver CDR to Purchaser upon request.

     4. Purchaser may cancel an option at any time on 30 days written notice. Purchaser may change an existing option or select a new option at any time upon written notice and payment to Frontier of any then current set up charge for such option. Changes or new selections are effective in the second Billing Cycle following receipt of the request and any required set up charge.

II.  Order Processing Procedures.

     1. Orders for the Services are transmitted in a format designated by Frontier via the CDR transmission media selected by Purchaser. At the time Purchaser submits an order for Service, Purchaser shall furnish Frontier with the name, billing and service addresses and ANI of each Presubscribed End-User (the "End-User Information"). The End-User Information is required for LEC account set-up, normal call processing and handling NXX level customer service. The End-User Information is deemed to be Purchaser's Proprietary Information in accordance with Section 15 of the Agreement.

     2. If the traffic volume of Services ordered by Purchaser is such that Frontier determines in its sole discretion that a delay in processing orders is required, Frontier may delay order processing for such period of time as Frontier deems necessary in its reasonable business judgment. Any such delays will not, however, adversely impact Purchaser for the purpose of determining whether Purchaser has met any minimum usage requirements under the Agreement; Frontier agrees to adjust the requirements to reflect such delay.

     3.   Codes and End-User ANIs:

          A. Codes for existing End-User ANIs will be activated within 5 Business Days of receipt by Frontier of complete and accurate End-User Information. Codes requested with End-User ANI orders will be activated when the ANI is activated.

          B. Purchaser understands and agrees that activation of End-User ANIs is contingent on the End-User Information associated with such ANIs complying with LEC established criteria. Assuming receipt of properly formatted End-User Information that complies with the LEC established criteria, ANIs will generally be activated within 10 Business Days of receipt by Frontier of the End-User Information. If the End-User Information does not comply with LEC criteria, Frontier will return the same to Purchaser for Purchaser's correction and resubmission.

          C. Once each calendar month Frontier will provide Purchaser with a written report of ANI Information. If Purchaser has elected to receive CDR via Electronic Exchange, then the ANI Information will be transmitted via Electronic Exchange, rather than by a written report. If 10% or more of the aggregate End-User Information submitted by Purchaser in any calendar month must be returned to Purchaser for correction and resubmission, Frontier may at its discretion either cease providing the ANI Information or charge Purchaser for continuing to provide the same.

     4.   800 Numbers:

Notwithstanding the order transmission media selected under the Agreement, until such time as Frontier determines in its sole discretion that Electronic Exchange and/or magnetic tape processing is available for the reservation or ordering of 800 Numbers (and informs Purchaser of such availability), orders for activation or reservation of 800 Numbers will be by facsimile and subject to the following.

          A. Subject to (i) the Guidelines, (ii) delays attributable to third parties, and (iii) paragraph II. 2. above and the provisions of the Inbound 800 Schedule, 800 Numbers will generally be activated and confirmed by Frontier within 2 Business Days of receipt by Frontier of a proper order in accordance with the order processing requirements set forth below.

          (a) Orders must be submitted to Frontier via facsimile using the forms supplied by Frontier, and must include: (x) a letter of authorization in the format attached hereto as Attachment 4.A.(a)(x) and made a part hereof, if Frontier is being appointed the RespOrg, and (y) the End-User Information for each 800 Number, including the ANI translation for each 800 Number.

          (b) At such time as Frontier may make Frontier 800 Numbers available to Purchaser, Purchaser may request reservation of a specific Frontier 800 Number from the SMS 800 DataBase via facsimile using the forms supplied by Frontier. Charges for requests will be invoiced to Purchaser at the cost set out in Exhibit B. Frontier will either confirm reservation or indicate unavailability via facsimile generally within 2 Business Days of its receipt of the request. Verbal requests for, and verbal confirmations of, reservations will not be honored by Frontier. Frontier reserves the right at any time to limit the quantity or discontinue the availability of Frontier 800 Numbers.

          (c) If Frontier has reserved a Frontier 800 Number for Purchaser and Purchaser does not order activation of the reserved number in accordance with item (a) above within 10 Business Days from the date of Frontier confirmation of the reservation, the reserved number will be assigned to the Frontier pool of 800 numbers and be available to Frontier for its own business purposes. Purchaser understands and agrees that it is responsible for all damages and claims if Purchaser assigns a reserved Frontier 800 Number to an End-User without having timely ordered activation of such 800 Number with Frontier and such 800 Number is assigned by Frontier to a third party. Purchaser agrees to defend and indemnify Frontier from any claims and costs (including reasonable attorney fees) relating to Purchaser's assignment of 800 Numbers.

          B. The Frontier facsimile numbers and contacts to be used for 800 Number reservations are 1-800-875-HELP(4357), Attention: Special Services; and for 800 Number orders 1 800-433-5132, Attention: Network Services/Order Fulfillment. The Purchaser facsimile number and contacts to be used for said purposes are 315-425-1149, Attention: Operations. Either party may change its respective facsimile number or contact upon prior written notice to the other party.

     5. If the End-User Information or other order information submitted by Purchaser is incomplete or inaccurate, Frontier will return the same to Purchaser for correction and resubmission.

     6.   Service Cancellation:

     Upon Purchaser's request, Frontier will to the extent possible, block or cancel service to End-Users. Frontier shall not be liable to Purchaser or End-Users for any damages, costs or charges with respect to Frontier's compliance with Purchaser's request; and Purchaser shall be solely responsible for and shall defend and indemnify Frontier against any claims and costs (including attorney fees) by End-Users or other third parties related to the blocking or cancellation of an End-User's service at the request of Purchaser.

III.      Letter of Agency Requirements.

          1. Purchaser is responsible for obtaining valid letters of agency from prospective End-Users to be Presubscribed in accordance with the following:

               A. Frontier acknowledges that at times Purchaser may obtain prospective End-Users through telemarketing and tape recorded third party verifications in accordance with FCC Guideline Subpart K section 64.1100 (c) as the same may be amended, interpreted or clarified ("Verbal LOA"). Purchaser understands that some LECs will not accept Verbal LOAs as valid authorization for a change of long distance carriers and agrees that for prospective End-Users located in such LECs' jurisdictions it will use Written LOAs. If Purchaser elects to use, or is required to use, written letters of agency ("Written LOAs") for prospective End-Users it shall use a format that complies with FCC Guideline Subpart K section 64.1150 as the same may be amended, interpreted or clarified. Purchaser shall retain all Verbal LOAs tapes and transcripts and Written LOAs used and promptly make the originals available upon the request of Frontier, a LEC or any regulatory agency.

               B. Purchaser agrees that a Verbal LOA may be used to presubscribe a prospective End-User to Frontier, but that the Verbal LOA will not be accepted by Frontier as documentation in any PIC or "slamming" claims. Frontier is not obligated to "work" disputes with respect to "slamming" or similar claims from End-Users or prospective End-Users. Frontier will refer LEC inquiries, and pass through any LEC charges imposed on Frontier for such claims, directly to Purchaser, including without limitation, Primary Interexchange Carrier charges or any other charges and penalties imposed by a LEC or regulatory agency (collectively, "PIC Charges") with respect to such claims. PIC Charges will be billed to Purchaser periodically on an Invoice. Verbal LOAs and Written LOAs are collectively referred to as "LOAs". Purchaser shall defend and indemnify Frontier against any and all claims, including without limitation, any End-User, LEC or regulatory agency claims, arising from or related to Purchaser's failure to use or provide valid LOAs.

          2. Purchaser shall not transfer a Presubscribed End-User to another carrier (other than Purchaser's own network), except with a valid LOA. Notwithstanding the foregoing, if Frontier is in breach of this Agreement and fails to cure the breach in accordance with the terms hereof, then Purchaser may transfer End-Users to another carrier.

                      SWITCHED OUTBOUND SERVICES SCHEDULE
                        (NATIONAL ORIGINATION SERVICE)

The rates and discount credits described in this Schedule and any attachments hereto are in lieu of any standard volume discounts and any promotional rates or discounts that may from time to time be offered by Frontier for the Services. Domestic means the 48 contiguous United States. Any discount credits are applied against Purchaser's monthly interstate usage charges. Unless otherwise stated, domestic switched calls are measured in 6 second increments after an 18 second minimum and international switched calls are measured in 6 second increments after a 30 second minimum.

1. For domestic outbound traffic, Purchaser shall pay the rates set out in the attached pricing schedules. In any given month, a minimum of 85% of Presubscribed End-User ANIs must be located in Regional Bell Operating Company
(RBOC) or GTE serviced areas and be subject to RBOC/GTE tariffed rates. If Purchaser falls below the minimum in any month, Frontier may apply a $0.04 per minute surcharge to all of Purchaser's non-RBOC/GTE domestic outbound Switched Services usage in that month.

2. Purchaser agrees that its net charges for its outbound domestic Switched Services measured on a quarterly basis will not decrease by more than 20% from the prior quarter. The first quarter commences in the first calendar month following the Effective Date. If the net charges for such Services for a quarter decrease by more than 20% from the prior quarter (other than as a result of documented normal customer attrition or seasonal fluctuations), Purchaser shall pay the difference between the amount of the actual net charges for such Services for the quarter being measured and 80% of the net charges for such Services in the prior quarter (the "Quarterly Surcharge"). The Quarterly Surcharge will be included in the Invoice for the last calendar month of the quarter in question.

3. If any End-User accepted by Frontier was a Frontier customer within three calendar months prior to application for Service under this Agreement (as established by Frontier account records), Frontier may upon prior written notice to Purchaser increase the rates chargeable to Purchaser for the Service usage of such End-Users by $0.03 per minute for business hours and $0.02 per minute for off hours, excepting only such End-Users that are activated directly by a LEC as a new Frontier customer within 30 days prior to Purchaser's submission of End-User Information for such End-Users.

4. Upon Purchaser's request, Frontier may make available to Purchaser: (i) an available 700 number (1-700-555-XXXX) and a recorded message that identifies Purchaser to Presubscribed End-Users as their carrier, (ii) 2, 3 and 4 digit non-validated accounting codes, and (ii) 3 and 4 digit validated accounting codes. Frontier will make the 700 number available for Purchaser's use within 15 Business Days after receipt of the request. Two digit non-validated accounting codes are not available with the Dedicated Services; no accounting codes are available for the Inbound Services. Purchaser shall pay any installation and monthly recurring charges for the 700 number and the accounting codes as set out in Exhibit B of the Agreement. Purchaser shall be liable for all charges associated with Service usage generated by accounting codes issued by Frontier under this Agreement.

5. For non-calling card switched International Services, Purchaser shall pay the international rates set out in the attached pricing schedules.

                     DEDICATED OUTBOUND SERVICES SCHEDULE
                        (NATIONAL ORIGINATION SERVICE)

The rates and discount credits described in this Schedule and any attachments hereto are in lieu of any standard volume discounts and any promotional rates or discounts that may from time to time be offered by Frontier for the Services. Domestic means the 48 contiguous United States. Any discount credits are applied against Purchaser's monthly interstate usage charges. Unless otherwise stated, domestic dedicated calls are measured in 6 second increments with a 6 second minimum and international dedicated calls are measured in 6 second increments after a 30 second minimum.

1. DS-1 Services (collectively, inbound and outbound Dedicated Services) are available at the Frontier POPs set forth on Attachment 2.A. attached hereto and made a part hereof. Frontier may add or delete a POP from the Attachment at any time upon written notice (a deletion shall not impact service already being provided to Frontier at that POP). At Purchaser's written request, its DS-1 circuits will interconnect a Frontier POP to an End-User's premise. Purchaser is responsible for coordinating LEC installation of local loops necessary for the DS-1 Services as well as installation and monthly recurring charges associated with dedicated circuits necessary for the DS-1 Services.

2. At Purchaser's written request, Frontier may provide channel banks or stand-alone CSUs (the "Equipment") to End-Users that need the same to access the DS-1 Services. Frontier will install and maintain the Equipment. End-Users must sign an Equipment Agreement with Frontier in the format supplied or approved by Frontier. Purchaser shall bear the risk of loss of the Equipment if the Equipment is not returned to Frontier in good working condition, normal wear and tear excepted.

3. At Purchaser's written request, Frontier may provide the following special 800 applications for the dedicated Inbound Services: (i) ANI delivery/DNIS and stand-alone DNIS, and (ii) 800 NPA blocking (collectively, the "Application"). In order to receive Application (i), the Purchaser must have equipment compatible with the Application; Frontier will not provide such equipment. In order to receive Application (ii), Purchaser must have implemented remote data access with Frontier.

4. Purchaser shall be charged and pay for the DS-1 Services in accordance with the rates set out in the attached pricing schedules. Purchaser shall be charged for the Equipment and the Applications at the charges set out in Exhibit B. Also, Purchaser shall be charged the monthly recurring charge set out in Exhibit B for each DS-1 circuit connected to the POPs listed on Attachment 2.A. as "B" city.

5. Commencing with Purchaser's first Billing Cycle following installation of a DS-1 circuit, each DS-1 circuit interconnected to an Frontier POP has a minimum term of 12 full months and a monthly minimum of 15,000 minutes of usage per DS-1 circuit. Any shortfall in the minimum will be charged to Purchaser at the applicable rate under paragraph 4. above. After expiration of the full 12 month term, the DS-1 Services for a particular DS-1 circuit will be automatically continued until terminated by either party on 60 days written notice. If a DS-1 circuit is disconnected prior to the expiration of the minimum 12 month term (except for termination caused by Frontier's uncured breach), Purchaser shall pay a termination fee equal to $500 times the number of months or partial months remaining on the 12 month term.

6. For non-calling card switched International Services, Purchaser shall pay the international rates set out in the attached pricing schedules.

                         INBOUND 800 SERVICES SCHEDULE
                        (NATIONAL ORIGINATION SERVICE)

I.   800 Number Requirements.

     1. In order to protect the integrity of its network Frontier may, without liability, temporarily block any 800 Number having usage surges. Frontier agrees to use reasonable efforts to promptly notify Purchaser after blockage has occurred.

     2. If usage of an 800 Number impacts Frontier in such a manner that the unbillable (non-completed) calls for such 800 Number in any month are greater than 5% of the billable (completed) calls for such 800 Number in that month, Frontier may charge Purchaser a non-discountable $0.50 charge for each unbillable call in that month.

     3. At Purchaser's written request and to the extent available to Frontier, Canadian origination is available for Frontier 800 Numbers only. Due to the fact that Canadian origination is provided through an arrangement with third parties, Frontier does not guarantee the continuing availability of Canadian origination. Purchaser shall inform End-Users in writing of this fact prior to or at the time of Purchaser's sale of Canadian origination. Frontier will provide Purchaser with prompt written notice if Canadian origination becomes unavailable.

     4. At Purchaser's written request and to the extent available to Frontier, 800 Directory Assistance is available for Frontier 800 Numbers only at the charge set out in Exhibit B. Due to the fact that 800 Directory Assistance is provided through an arrangement with a third party, the provision of 800 Directory Assistance by Frontier is subject to the policies and procedures promulgated from time to time by such third party. Purchaser understands that any Frontier 800 Number listed with 800 Directory Assistance is not published in any written directory, but is only available on a call-in basis. Purchaser shall inform End-Users in writing of this fact prior to or at the time of Purchaser's sale of 800 Directory Assistance.

     5. The transfer of 800 Numbers or Inbound Services traffic to another carrier is subject to the Guidelines and the Frontier policies and procedures for 800/888 number/traffic transfers in effect at the time of the requested transfer.

     6. If an 800 Number is blocked at Purchaser's request, then for the period the 800 Number is being blocked Frontier will, at Purchaser's written request and expense, re-translate the 800 Number to Purchaser's customer service telephone number.

II.  Rates for Inbound Services.

The rates and discount credits for the Inbound Services set forth in this Schedule and any attachments are in lieu of any standard volume discounts and any promotional rates or discounts that may be offered from time to time for the Inbound Services. Domestic means the 48 contiguous United States. Discount credits, if any, are applied against Purchaser's monthly interstate usage charges. Unless otherwise stated, switched inbound calls are measured in 6 second increments after an 18 second minimum and dedicated inbound calls are measured in 6 second increments with a 6 second minimum.


     1. For inbound Switched Services traffic, Purchaser shall pay the rates set out in the attached pricing schedules. In any given month, a minimum of 85 % of Purchaser's 800 Number traffic must terminate to Regional Bell Operating Company (RBOC) or GTE serviced areas and be subject to RBOC/GTE tariffed rates. If Purchaser falls below the minimum in any month, Frontier may apply a $0.04 per minute surcharge to all of Purchaser's "non-RBOC" domestic inbound Switched Services usage in that month.

     2. In order to be eligible to order inbound Dedicated Services traffic, Purchaser must be subscribed to the DS-1 Services. For inbound Dedicated Services traffic, Purchaser shall pay the rates set out in the attached pricing schedules. Inbound Dedicated Services overflow traffic is charged to Purchaser at the inbound Switched Services rates set out in the applicable rate schedule.